                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                      ------------------------------------


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 17, 1997
                                                        -----------------

                         BRAKE HEADQUARTERS U.S.A., INC.
                         -------------------------------
             (Exact name of Registrant as specified in its charter)



           Delaware                  0-28640                22-3048534
           --------                  -------                ----------
 (State or Other Jurisdiction     (Commission File           IRS Employer
       of Incorporation)             Number)           Identification Number)


               33-16 Woodside Avenue, Long Island City, N.Y. 11101
               ---------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                                 (718) 779-4800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

EXPLANATORY NOTE


     This Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K ("Form 8-K") for November 17, 1997 of Brake Headquarters U.S.A., Inc., a Delaware corporation (the " Company") is submitted in order to provide the audited historical financial statements and pro forma financial information called for under Item 7 and to supplement the information originally submitted under Item 2 of Form 8-K. Therefore, the Company hereby amends its Form 8-K in accordance with Rule 12b-15 under the Securities Exchange Act of 1934.


Item 2. Acquisition or Disposition of Assets
        ------------------------------------

     On November 17, 1997, Brake Headquarters U.S.A., Inc., a Delaware corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), effective November 19, 1997, by and among the Registrant, Califacq, Inc., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Merger Sub"), JMCD, Inc., a California corporation ("JMCD"), and Michael DiAngelo and Jeffrey Chasse, the shareholders of JMCD (the "Shareholders"). Pursuant to the Merger Agreement, Merger Sub merged with and into JMCD, with JMCD being the surviving corporation (the "Merger"), and JMCD became a wholly owned subsidiary of Registrant. On November 14, 1997, JMCD had acquired substantially all of the assets, subject to the assumption of certain liabilities, of WAWD-EAP Automotive Products, Inc. ("WAWD"), a wholly owned subsidiary of Echlin, Inc., as a going concern (the WAWD-EAP Acquisition") pursuant to the purchase method of accounting. The purchase price for the assets purchased by JMCD was $7.9 million, of which $6.5 million in cash was paid to WAWD by the Shareholders and the balance was paid by delivery of a promissory note of JMCD for $1,400,000 payable to WAWD (the "Purchase Note"), which Purchase Note was paid in cash at the time of the Merger. JMCD was formed for the purpose of acquiring such business and had no assets other than those acquired pursuant to the WAWD-EAP Acquisition. JMCD changed its name to WAWD, Inc.

     Pursuant to the terms of the Merger Agreement, at the Closing the Registrant paid to the Shareholders $162,000 in cash and 100,000 shares of Common Stock of the Registrant. Each of the Shareholders also entered into a three-year Employment Agreement with the Registrant, pursuant to which each person (a) is being compensated at the base rate of $110,000 per annum, increasing to $120,000 per annum in the second and third years, (b) received five-year options to purchase 40,000 shares of the Registrant's Common Stock exercisable at $6 11/16 per share, and (c) received seven-year options to purchase 90,000 shares of the Registrant's Common Stock exercisable at $6 11/16 per share, which vest after six and one-half years, but accelerate upon certain performance levels being achieved. The Shareholders, JMCD and Registrant also entered into a Pledge and Escrow Agreement, pursuant to the terms of which one-half of the 100,000 shares received pursuant to the Merger are to be held in escrow for up to 15 months as collateral security for certain indemnification provisions in the Merger Agreement.

     The Registrant financed the acquisition of JMCD partly with the proceeds of a $600,000 private financing of 8% convertible subordinated promissory notes consummated on November 6-11, 1997 and a $1,000,000 private financing of 5% convertible subordinated debentures consummated on November 7, 1997. JMCD financed the WAWD-EAP Acquisition through financing obtained from The CIT Group/Credit Finance (the "Lender"). Simultaneously with the Merger, JMCD entered into a First Amendment to Loan and Security Agreement (the "Amendment") with the Lender. The Amendment provides, among other things, that (a) the Shareholders' existing personal guaranties of JMCD's obligations under the original Loan Agreement would be terminated, (b) interest rates on borrowings and letters of credit, and certain fees payable to Lender, were reduced, and (c) the revolving credit facility with the Lender was amended to provide, among other things, for borrowings of up to 80% of eligible accounts receivable and 45% of eligible inventory with an inventory sublimit of $8,000,000. In addition, the Registrant was required, under the terms of the Amendment, to make an aggregate $500,000 cash equity contribution to JMCD. As a result of the Merger, the Registrant has assumed all of the obligations of JMCD, including but not limited to, an aggregate of $7.9 million of principal indebtedness. In addition, the Registrant assumed various trade payables and other liabilities of WAWD. All obligations of JMCD under such credit facility are secured by a security interest in favor of the Lender in substantially all of the assets of JMCD.

     The Registrant granted to the Lender a warrant to acquire 45,000 shares of Registrant's Common Stock, at an exercise price of $8.03 per share, which warrant expires on November 19, 2002, unless extended. The number of shares and the exercise price of the warrant is subject to adjustment for stock splits, dividends or similar distributions. The holder of the warrant was granted one demand registration right and certain "piggyback" registration rights. The Lender has a put option to require the Registrant to repurchase the warrant for $75,000 if not previously exercised on the termination of the Loan and Security Agreement if such date is earlier than November 19, 2000, or otherwise on or after November 19, 2000. Notwithstanding the foregoing, if the closing price of the Registrant's Common Stock less the exercise price of the warrant multiplied by the number of Warrant Shares (the "Spread") exceeds $75,000, the Lender shall retain the Warrant and not receive the $75,000, but if such Spread is less then $75,000, the Registrant may require the Lender sell the Warrant Shares and receive the proceeds, and the Registrant will pay the difference between the proceeds received and $75,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


        (a) Financial Statements of Business Acquired

        1 Independent Auditors' Report, Balance Sheets as of August 31, 1997 and 1996, Statements of Operations and Changes in Investment of Echlin, Inc. and Statements of Cash Flows for each of the three years in the period ended August 31, 1997, and Notes to Financial Statements.

        (b) Pro Forma Financial Information

        1 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997, Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1996 and for the nine months ended September 30, 1997, and Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.



WAWD-EAP AUTOMOTIVE PRODUCTS, INC.


Balance Sheets as of August 31, 1997 and 1996 and Statements of Operations and Changes in Investment of Echlin, Inc., and of Cash Flows for Each of the Three Years in the Period Ended August 31, 1997 and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT


WAWD-EAP Automotive Products, Inc.:

We have audited the accompanying balance sheets of WAWD-EAP Automotive Products, Inc. (the "Company") (a wholly owned subsidiary of Echlin, Inc.) as of August 31, 1997 and 1996, and the related statements of operations and changes in investment of Echlin, Inc. and of cash flows for each of the three years in the period ended August 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of WAWD-EAP Automotive Products, Inc. as of August 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1997 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 2 to the financial statements, the Company was a wholly owned subsidiary of Echlin, Inc. and received managerial and administrative support from Echlin, Inc. Certain expenses included in the financial statements represent allocations of amounts incurred by Echlin, Inc. As a result, the Company's financial statements may not be indicative of conditions that would have existed or results that would have occurred had the Company operated as an unaffiliated entity.


Deloitte & Touche LLP


San Francisco, California
December 23, 1997

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

BALANCE SHEETS
AUGUST 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                             1997              1996
ASSETS
CURRENT ASSETS:
  Cash                                                  $   176,403        $   184,547
  Accounts receivable, less allowance for doubtful
    accounts of $85,962 and $46,105                       4,998,148          4,820,873
  Inventory, less allowance of $1,111,943 and $847,755   14,016,106         12,759,709
  Prepayments to vendors                                  1,111,513          1,798,645
  Other current assets                                      406,381            554,710
                                                        -----------        -----------
           Total current assets                          20,708,551         20,118,484

PROPERTY AND EQUIPMENT - Net                                824,758          1,314,590

OTHER ASSETS                                                 99,422             78,233

GOODWILL, net of accumulated amortization of $166,131
  and $94,455                                             1,483,057          1,524,733
                                                        -----------        -----------
TOTAL ASSETS                                            $23,115,788        $23,036,040
                                                        ===========        ===========

LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 3,547,297        $ 4,040,636
  Due to Echlin, Inc.                                     3,092,058          1,313,082
  Accrued expenses and other current liabilities            693,040            613,801
                                                        -----------        -----------
           Total current liabilities                      7,332,395          5,967,519

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS EQUITY - Investment of Echlin, Inc.         15,783,393         17,068,521
                                                        -----------        -----------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY               $23,115,788        $23,036,040
                                                        ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

STATEMENTS OF OPERATIONS AND CHANGES IN INVESTMENT OF ECHLIN, INC.
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                    1997                1996              1995
SALES                                           $45,157,344         $45,176,653        $52,228,383

LESS RETURNS AND ALLOWANCES                       2,535,310           2,643,957          2,598,088
                                                -----------         -----------        -----------
NET SALES                                        42,622,034          42,532,696         49,630,295

COST OF GOODS SOLD                               30,288,825          30,419,329         36,266,632
                                                -----------         -----------        -----------
GROSS PROFIT                                     12,333,209          12,113,367         13,363,663

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                      (11,766,835)        (11,299,068)       (12,774,713)

CORPORATE ASSESSMENT FROM
  ECHLIN, INC.                                   (1,072,701)         (1,291,000)        (1,626,800)
                                                -----------         -----------        -----------
LOSS FROM OPERATIONS                               (506,327)           (476,701)      (1,037,850)

OTHER INCOME (EXPENSE), Net                        (122,881)           (103,619)            23,950
                                                -----------         -----------        -----------
LOSS BEFORE INCOME TAX BENEFIT                     (629,208)           (580,320)        (1,013,900)

INCOME TAX BENEFIT                                  424,080             567,931            676,810
                                                -----------         -----------        -----------
NET LOSS                                           (205,128)            (12,389)          (337,090)


INVESTMENT OF ECHLIN, INC., BEGINNING            17,068,521          18,184,910         19,320,136

DISTRIBUTIONS TO ECHLIN, INC.                    (1,080,000)         (1,104,000)          (798,136)
                                                -----------         -----------        -----------
INVESTMENT OF ECHLIN, INC., ENDING              $15,783,393         $17,068,521        $18,184,910
                                                ===========         ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                1997                1996               1995
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Cash received from customers                              $42,852,264         $44,040,519        $53,054,671
  Cash paid to suppliers and employees                      (41,644,877)        (42,120,734)       (52,622,358)
                                                            -----------         -----------        -----------
           Net cash provided by operating activities          1,207,387           1,919,785            432,313
                                                            -----------         -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                         (135,531)           (348,109)          (103,893)
  Proceeds from the sale of fixed assets                                             30,116             43,030
                                                            -----------         -----------        -----------
           Net cash used in investing activities               (135,531)           (317,993)           (60,863)
                                                            -----------         -----------        -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Distributions to Echlin, Inc.                              (1,080,000)         (1,104,000)          (798,136)
                                                            -----------         -----------        -----------
NET INCREASE (DECREASE) IN CASH                                  (8,144)            497,792           (426,686)

CASH AT BEGINNING OF YEAR                                       184,547            (313,245)           113,441
                                                            -----------         -----------        -----------
CASH AT END OF YEAR                                         $   176,403         $   184,547        $  (313,245)
                                                            -----------         -----------        -----------
RECONCILIATION OF NET LOSS
  TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Net loss                                                  $  (205,128)        $   (12,389)       $  (337,090)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                               374,279             353,936            383,237
    Provision for doubtful accounts                              39,857                 746            513,827
    Provision for inventory reserve                             264,188             257,647           (133,431)
    Loss on sale of fixed assets                                                     32,509
    Changes in assets and liabilities:
      Accounts receivable                                      (217,132)            421,931            969,925
      Inventory                                              (1,520,585)          3,409,519          2,695,692
      Prepayments and other current assets                      835,461             482,809            494,798
      Other assets                                              (21,189)            (59,611)             5,430
      Due to Echlin, Inc.                                     1,778,976          (3,851,584)         1,400,433
      Account payable and accrued expenses                     (121,340)            884,272         (5,560,508)
                                                            -----------         -----------        -----------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES                                      $ 1,207,387         $ 1,919,785        $   432,313
                                                            ===========         ===========        ===========

See notes to financial statements.

WAWD-EAP AUTOMOTIVE PRODUCTS, INC.


NOTES TO FINANCIAL STATEMENTS
YEARS ENDED AUGUST 31, 1997, 1996 AND 1995


1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Business - WAWD-EAP Automotive Products, Inc. (the "Company") sells after-market automotive parts to retailers and wholesalers. The Company operates five wholesale warehouses in New Jersey, Georgia, Texas and California. The Company was a wholly owned subsidiary of Echlin, Inc. ("Echlin").

     Sale of the Company - On November 17, 1997, substantially all of the Company's net assets were acquired by Brake Headquarters U.S.A., Inc.

     Basis of Presentation - The accompanying financial statements have been prepared from the separate records maintained by the Company. The Company did not maintain stand-alone corporate, treasury, tax or similar support functions. The purchase price adjustments from the acquisition of the Company by Echlin in 1994 have been reflected on a push-down basis in the accompanying financial statements. Certain expenses included in the financial statements represent allocations of amounts incurred by Echlin (see Note 2). As a result, the accompanying financial statements may not be indicative of the conditions that would have existed or results that would have occurred if the Company had been operated as an unaffiliated entity.

     Inventory, consisting of after-market automotive finished goods, is stated at the lower of cost (first-in, first-out method) or market.

     Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets (5 to 10 years). Leasehold improvements are amortized over the lesser of the term of the respective lease or the estimated useful lives of the improvements (5 to 10 years).

     Goodwill, which resulted from the acquisition of the Company by Echlin, is being amortized over 40 years.

     Foreign currency transaction gains and losses are included in cost of goods sold.

     Revenue Recognition - Revenue from the sale of products is recognized upon shipment.

     Income Taxes - The Company's operations were included in the consolidated tax returns of Echlin. The Company's income tax benefit was allocated to the Company by Echlin based on Echlin's ability to utilize the Company's net operating losses.

     Concentration of Credit Risk - The Company's customer base consists primarily of retailers and wholesalers of after-market automotive replacement parts throughout North America. On a geographic basis, no area has a disproportionate concentration of credit risk. During the years ended August 31, 1997, 1996 and 1995, less than 1% of the Company's sales were derived from foreign customers. Although the Company is directly affected by the well-being of the after-market automotive replacement parts industry, management does not believe significant credit risk exists at August 31,

     1997. The Company performs ongoing credit evaluations of its customers' financial condition. When amounts on specific accounts receivable are judged to be uncollectable by management, those amounts are charged to the allowance for doubtful accounts. During the year ended August 31, 1995, the Company wrote off approximately $900,000 to one customer filing bankruptcy, which accounted for approximately 2% of the Company's net sales.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

2.   RELATED PARTY TRANSACTIONS WITH ECHLIN

     Charges from Echlin were included in the Company's statements of operations as follows:


                                                         1997          1996          1995
     Selling, general and adminstrative expenses:
      Employee benefits and related expenses         $  859,056    $  465,847    $  433,329
      Other                                              33,990        32,397        34,292
     Corporate assessment from Echlin                 1,072,701     1,291,000     1,626,800
     Income tax benefit                                (424,080)     (567,931)     (676,810)



     Employee benefits and related expenses were charged by Echlin based upon actual employee benefits and other related expenses paid by Echlin. The corporate assessment from Echlin was allocated to the Company by Echlin based on the criteria determined by Echlin. Distributions made to Echlin of $1,080,000, $1,104,000 and $798,136 in the years ended August 31, 1997,
     1996 and 1995, respectively, were based upon the investment balance of Echlin in the Company.

     Management of the Company believes that the related party charges from Echlin are not necessarily indicative of expenses that would have been incurred by the Company on a stand-alone basis.

3.   COMMITMENTS AND CONTINGENCIES

     The Company leases warehouse and office space under noncancelable operating leases. Aggregate future minimum lease payments are as follows:


        Year ending August 31, 1997:
         1998                           $  723,104
         1999                              530,618
         2000                              336,814
         2001                              214,606
         2002                              221,044
         Thereafter                         74,404
                                        ----------
         Total                          $2,100,590
                                        ==========


     Rent expense for the years ended August 31, 1997, 1996 and 1995 was $769,479, $698,202 and $523,180, respectively.

4.    PROPERTY AND EQUIPMENT

      Property and equipment consists of the following at August 31, 1997 and 1996:


                                                               1997           1996
         Leasehold improvements                             $  235,711     $  153,684
         Machinery and equipment                             1,709,086      1,948,342
                                                            ----------     ----------
           Total                                             1,944,797      2,102,026

         Less accumulated depreciation and amortization     (1,120,039)      (787,436)
                                                            ----------     ----------
         Total property and equipment -- net                $  824,758     $1,314,590
                                                            ==========     ==========


     For the years ended August 31, 1997, 1996 and 1995, depreciation and amortization expense was $332,603, $312,264 and $338,981, respectively.

                                     ******

                         BRAKE HEADQUARTERS U.S.A., INC.



                          UNAUDITED PROFORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS




The following are the unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 1997 and the unaudited pro forma consolidated statements of income of the Company for the year ended December 31, 1996 and the nine months ended September 30, 1997 (the "Pro Forma Financial Statements"). The pro forma statements of income are based on the historical results of the Company and give effect to (i) the acquisition by merger of substantially all of the assets and certain liabilities of WAWD-EAP Automotive Products, Inc. ("WAWD") on November 17, 1997 and (ii) borrowings to finance the WAWD acquisition (collectively, the "Transactions") as if the Transactions had occurred on January 1, 1996. The pro forma balance sheet gives effect to the Transactions as if they had occurred on September 30, 1997. The Pro Forma Financial Statements do not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had the Transactions been completed as of the dates or for the periods presented, or to project the Company's financial position or results of operations at any future date or for any future period. The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. In the opinion of management, all adjustments necessary to present fairly such Pro Forma Financial Statements have been made.

The acquisition of WAWD will be accounted for under the purchase method of accounting. The total purchase price will be allocated to the assets and liabilities acquired based upon their relative fair values at the closing date, based upon studies which are not yet complete. The allocation of the purchase price reflected herein is subject to revision when additional information from the studies becomes available. The Company does not expect that the effects of the final allocation will differ materially from those set forth herein.

                 BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

            Unaudited Pro Forma Condensed Consolidated Balance Sheet



                                                             Brake
                                                         Headquarters            WAWD                                  Pro Forma
                                                           9/30/97             8/31/97            Adjustments        Consolidated
                                                         ------------          -------            -----------        ------------
ASSETS
Current assets                                            $17,870,938         $20,708,551           $909,000 (a)       $39,312,086
                                                                                                    (176,403)(b)
Property and equipment, net                                 1,513,616             824,758           (824,758)(c)         1,513,616
Other assets                                                  464,936              99,422            (99,422)(b)           789,936
                                                                                                     325,000 (e)
Goodwill, net                                                                   1,483,057         (1,483,057)(b)
Deferred tax asset                                            101,988                                                      101,988
                                                          -----------         -----------        -----------           -----------
  Total Assets                                            $19,951,478         $23,115,788        $(1,349,640)          $41,717,626
                                                          ===========         ===========        ===========           ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                       $ 3,395,337         $ 7,332,395        $(3,232,164)(b)       $ 7,495,568
Long-term debt                                             10,191,891                              9,500,000 (d)        19,691,891
Negative goodwill                                                                                  7,497,167 (c)         7,497,167
Shareholders' equity                                        6,364,250          15,783,393        (15,783,393)(b)         7,033,000
                                                          -----------         -----------        -----------           -----------
  Total liabilities and shareholders' equity              $19,951,478         $23,115,788        $(1,349,640)          $41,717,626
                                                          ===========         ===========        ===========           ===========




See notes unaudited pro forma condensed consolidated balance sheet

                  BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Consolidated Statements Of Income
                  For The Nine Months Ended September 30, 1997





                                                          Brake                                                     Pro Forma
                                                       Headquarters            WAWD           Adjustments         Consolidated
                                                       ------------        -------------      -----------         ------------
 Sales                                                 $23,374,179         $34,675,400                             $58,049,579
   Less returns and allowances                          (1,327,824)         (1,931,310)                             (3,259,134)
                                                       -----------         -----------        ----------           -----------
 Net sales                                              22,046,355          32,744,090                              54,790,445
 Cost of goods sold                                     16,083,282          23,091,730                              39,175,012
                                                       -----------         -----------        ----------           -----------
 Gross profit                                            5,963,073           9,652,360                              15,615,433


 Selling, general and administrative expenses            5,396,060           9,069,316         $ (53,757) (b)       14,166,917
                                                                                                (244,702) (b)
 Corporate Assestment from Echlin, Inc.                                        816,703          (629,203) (e)          187,500
                                                       -----------         -----------        ----------           -----------
 Income from operations                                    567,013            (233,659)         (927,662)            1,261,016
                                                       -----------         -----------        ----------           -----------
 Other income (expense):
   Other income                                            221,087                                                     168,307
   Interest expense                                       (614,295)                             (718,000) (c)       (1,332,295)
   Other expense                                                                (52,780)                               (52,780)
   Amortization of negative goodwill                                                             562,300  (a)          562,300
                                                       -----------         -----------        ----------           -----------
                                                          (393,208)            (52,780)         (155,700)             (654,468)
                                                       -----------         -----------        ----------           -----------
 Income (loss) before income taxes                         173,805            (286,439)          771,962  (d)          606,548
 (Provision) benefit for income taxes                      (69,500)             86,000          (225,500) (d)         (242,000)
                                                       -----------         -----------        ----------           -----------
 Net income                                            $   104,305         $  (200,439)        $ 546,462           $   364,548
                                                       ===========         ===========        ==========           ===========

     Although final results from operations for the year ended December 31, 1997 ("1997") are not yet available, the Company estimates that during the fourth quarter of 1997 it will incur a loss of approximately $1,000,000 which will offset the previously reported earnings of $104,305 for the nine months ended September 30, 1997. The projected loss is a result of the Company's loss from operations incurred in the fourth quarter, and an increase in its allowance for doubtful accounts.

                  BRAKE HEADQUARTERS USA, INC. AND SUBSIDIARIES

         Unaudited Pro Forma Condensed Consolidated Statements Of Income
                      For The Year Ended December 31, 1996

                                                          Brake                                                     Pro Forma
                                                       Headquarters            WAWD           Adjustments         Consolidated
                                                       ------------        -------------      -----------         ------------
Sales                                                  $35,948,479         $45,097,043                             $81,045,522
   Less returns and allowances                          (3,349,383)         (2,738,564)                             (6,087,947)
                                                       -----------         -----------        ----------           -----------
 Net sales                                              32,599,096          42,358,479                              74,957,575
 Cost of goods sold                                     24,267,823          30,424,146                              54,691,969
                                                       -----------         -----------        ----------           -----------
 Gross profit                                            8,331,273          11,934,333                              20,265,606

 Selling, general and administrative expenses            8,083,225          11,456,645        $  (71,676)(b)        19,144,863
                                                                                                (323,331)(b)
 Corporate Assessment from Echlin, Inc.                                      1,217,000          (967,000)(e)           250,000
                                                       -----------         -----------        ----------           -----------
 Income (loss) from operations                             248,048            (739,312)       (1,362,007)              870,743
                                                       -----------         -----------        ----------           -----------
 Other income (expense):
   Interest expense                                       (875,305)                             (956,000)(c)        (1,831,305)
   Other expense                                            (7,197)            (37,366)                                (44,563)
   Amortization of negative goodwill                                                             749,700 (a)           749,700
                                                       -----------         -----------        ----------           -----------
                                                          (882,502)            (37,366)         (206,300)           (1,126,168)
                                                       -----------         -----------        ----------           -----------
 Loss before  income taxes                                (634,454)           (776,678)        1,155,707 (f)          (255,425)
 Benefit for income taxes                                  168,000             233,000          (323,500)(e)            77,500
                                                       -----------         -----------        ----------           -----------
 Net loss                                              $  (466,454)        $  (543,678)       $  832,207           $  (177,925)
                                                       ===========         ===========        ==========           ===========

                         BRAKE HEADQUARTERS U.S.A., INC.



                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS






On November 17, 1997, in a series of transactions, the Company acquired substantially all of the assets and certain liabilities of WAWD-EAP Automotive Products, Inc. ("WAWD") for $8,062,000 million in cash, and 100,000 shares of the Company's common stock valued at $668,750. The Company will account for the acquisition of WAWD under the purchase method of accounting. The Company's historical balance sheet at September 30, 1997 and the results of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 do not include WAWD as the acquisition was completed subsequent to September 30, 1997. The excess of the estimated fair market value of the net assets acquired over the purchase price has first been allocated to long-term assets acquired with the remaining excess recorded as negative goodwill, which is being amortized over a 10 year period.

WAWD has an August 31 fiscal year end. The unaudited pro forma consolidated statements of income for the year ended December 31, 1996 and the nine months ended September 30, 1997 reflect the results of operations as though the acquisition of WAWD had occurred on January 1, 1996. Accordingly, WAWD's results of operations were adjusted to conform to the Company's year end. The unaudited pro forma condensed consolidated balance sheet reflects the acquisition of WAWD as though the acquisition occurred on September 30, 1997.

1. The accompanying pro forma condensed consolidated balance sheet as of September 30, 1997 has been prepared as if the acquisition of WAWD had occurred on September 30, 1997 and reflects the following adjustments:


(a) The adjustment to cash is comprised of:

       Proceeds from the loan from The CIT Group                     $7,900,000

       Proceeds from the convertible subordinated
       debentures                                                     1,000,000

       Proceeds from convertible subordinated
       promissory notes                                                 600,000

       Purchase price paid to Echlin, Inc.                           (7,900,000)

       Purchase price paid to stockholders                             (162,000)

       Fees and expenses relating to the acquisition of WAWD           (529,000)
       and issuance of debt
                                                                     ----------
                                                                     $  909,000
                                                                     ==========

(b) Reflects the elimination of assets and liabilities of WAWD that will be retained by Echlin, Inc. and therefore are excluded from the acquisition as follows:

       Cash                                                         $   176,403
       Other assets                                                      99,422
       Goodwill, net                                                  1,483,057
       Current liabilities                                           (3,232,164)
       Shareholder's equity                                         (15,783,393)

(c) Reflects management's preliminary allocation of the purchase price in accordance with the purchase method of accounting as follows:

    Purchase price:

       Cash purchase price paid to stockholders                        $162,000
       Fair market value of common stock
        issued to stockholders                                          668,750
       Purchase price paid to Echlin, Inc.                            7,900,000
       Fees and expenses                                                204,000
                                                                     ----------
                                                                     $8,934,750
                                                                     ==========

         The purchase price is allocated as follows to assets and liabilities acquired:

                              Historical           Fair
                                 Cost             Value              Adjustment
                             -----------       -----------          -----------
Accounts receivable          $ 4,998,148       $ 4,998,148          $        --
Inventory                     14,016,106        14,016,106                   --
Other current assets           1,517,894         1,517,894                   --
Property and equipment           824,758                --             (824,758)
Current liabilities           (4,100,231)       (4,100,231)                  --
Negative goodwill                     --        (7,497,167)          (7,497,167)
                             -----------       -----------          -----------
                             $17,256,675       $ 8,934,750          $(8,321,925)
                             ===========       ===========          ===========



(d) Reflects the financing of the WAWD acquisition as follows:


        Loan from The  CIT Group                                      $7,900,000
        Convertible subordinated debentures                            1,000,000
        Convertible subordinated promissory notes                        600,000
                                                                      ----------
                                                                      $9,500,000
                                                                      ==========



(e) Reflects deferred financing costs of $ 325,000. These costs will be amortized over the terms of the related financings.

2. The accompanying pro forma condensed consolidated statements of income for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared by combining the historical results of the Company and WAWD for such respective periods and reflect the following adjustments:

(a) Reflects the amortization of negative goodwill of $ 7,497,167 over 10 years.

(b) Reflects the elimination of amortization of WAWD goodwill and depreciation of fixed assets.

(c) Reflects the interest expense related to the financing of the WAWD acquisition as follows:

                                     Year Ended            Nine Months Ended
                                 December 31, 1996        September 30, 1997

Loan from The CIT Group of
  $7,900,000 at 9.5%                  $750,000                  $563,000

Issuance of 5% $1,000,000
  convertible subordinated
  debentures                            50,000                    38,000

Issuance of 8% $600,000
  convertible subordinated
  promissory notes                      48,000                    36,000

Amortization of deferred
  financing costs                      108,000                    81,000
                                      --------                  --------
                                      $956,000                  $718,000
                                      ========                  ========


(d) For pro forma purposes, the income tax provision was calculated to arrive at a consolidated benefit of 30% of pretax loss for the year ended December 31, 1996 or a provision of 40% of pretax income for the nine months ended September 30, 1997.

(e) Reflects the elimination of that portion of the corporate assessment from Echlin Inc. which will not be incurred subsequent to the acquisition.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly Caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BRAKE HEADQUARTERS U.S.A., INC.

                                             Registrant


                                             BY: /s/ Joseph Ende
                                                 ------------------------------
                                                 Joseph Ende, President





Dated: February 2, 1998